UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

SYNLOGIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37566	26-1824804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St. Suite 402
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 401-9975

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYBX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2023, Synlogic, Inc. (the “Company”) entered into an amendment to the previously filed employment agreement between the Company and Aoife Brennan, President and CEO (the “Brennan Amendment”). The Brennan Amendment extends the period during which Dr. Brennan will receive continued payments of her base salary in the event that her employment is terminated by the Company without Cause (as defined in the Brennan Amendment) or for Good Reason (as defined in the Brennan Amendment) in the event of a qualifying change in control (a “CiC termination”), from twelve (12) months to eighteen (18) months. The Brennan Amendment also provides that Dr. Brennan will receive (i) a lump sum payment equal to 100% of Dr. Brennan’s target bonus for the period during which Dr. Brennan was employed in the year of termination; (ii) continued coverage under the Company’s group health insurance plan until the earlier of eighteen months from termination or the date she becomes eligible for medical benefits with another employer, and (iii) accelerated vesting of all unvested equity awards. The BrennanAmendment also revises certain provisions regarding the definition of termination without Cause and Good Reason and otherwise substantially restates the general termination and severance provisions.

The foregoing summary of the Brennan Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Brennan Amendment filed hereto as Exhibit 10.1, which is incorporated by reference herein.

On December 26, 2023, the Company entered into an amendment to the previously filed employment agreement between the Company and Antoine Awad, Chief Operating Officer (the “Awad Amendment”). The Awad Amendment extends the period during which Mr. Awad will receive continued payments of his base salary in the event that his employment is terminated by the Company without Cause (as defined in the Awad Amendment) or for Good Reason (as defined in the Awad Amendment) in the event of a qualifying change in control (a “CiC termination”), from six (6) months to twelve (12) months. The Awad Amendment also provides that Mr. Awad will receive (i) a lump sum payment equal to 100% of the target bonus for the period during which Mr. Awad was employed in the year of termination; (ii) continued coverage under the Company’s group health insurance plan until the earlier of twelve months from termination or the date he becomes eligible for medical benefits with another employer, and (iii) accelerated vesting of all unvested equity awards. The Amendment also revises certain provisions regarding the definition of termination without Cause and Good Reason and otherwise substantially restates the general termination and severance provisions.

The foregoing summary of the Awad Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Awad Amendment filed hereto as Exhibit 10.2, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1#	Amendment to Employment Agreement dated December 26, 2023, by and between the Company and Aoife Brennan.
10.2#	Amendment to Employment Agreement dated December 26, 2023, by and between the Company and Antoine Awad.
#	Management contract or compensatory plans or agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 29, 2023	Synlogic, Inc.
	By:	/s/ Aoife Brennan
	Name: Title:	Aoife Brennan President and Chief Executive Officer